UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement

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☒ Definitive Information Statement

ACCELPATH, INC.
(Name of Registrant as Specified In Its Charter)

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SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C

of the Securities Exchange Act of 1934 as amended

ACCELPATH, INC.

352A Christopher Avenue,

Gaithersburg, Maryland 20879

Telephone: (240)780-7138

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) and is being furnished to the holders (the “Stockholders”) of shares of common stock, (the “Common Stock”), of AccelPath, Inc., a Delaware corporation (the “Company”) for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  We are sending you this Information Statement to notify you that on or about April 15, 2013, the Stockholders holding a majority voting rights of our Common Stock (the “Majority Stockholders”) approved the following actions (the “Corporate Actions”) by written consent in lieu of a meeting of Stockholders: Amend the Company’s Certificate of Incorporation to increase the authorized capital stock to 10,000,000,000 shares, of which 995,000,000 shares of a par value of $0.001 per share shall be designated “Common Shares,” and 5,000,000 shares of a par value $0.001 per share shall be designated “Preferred Shares”  of the Company.

The Company received a written consent in lieu of a meeting of the holders of Series H Preferred Stock, $.001 par value per share (the "Series H Preferred"), created by unanimous written consent of the Board of Directors of the Company (the "Board"), as permitted by the Company's Certificate of Incorporation, as may be amended (the "Certificate").  Each share of Series H Preferred has the equivalent of 4,985,269 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof).  Currently, there is one holder of Series H Preferred (the "Series H Stockholder" or the "Majority Stockholder"), holding fifty-one (51) shares of Series H Preferred, resulting in the Series H Stockholder holding in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

Our Board of Directors is not soliciting your proxy or consent in connection with the Corporate Actions.  You are urged to read this Information Statement carefully and in its entirety for a description of the Corporate Actions taken by the Majority Stockholders. Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the Corporate Actions taken have no right under Delaware corporate law or the Company’s Certificate of Incorporation or Bylaws to dissent or require a vote of all Stockholders.

The Corporate Actions will not become effective before a date which is twenty (20) calendar days after this Information Statement is first mailed to Stockholders. The Information Statement is being mailed on or about May 15, 2013, to Stockholders of record on May 10, 2013 (the “Record Date”).  The entire cost of furnishing this Information Statement will be borne by the Company.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By order of the Board of Directors of

ACCELPATH, INC.

Date: May 10, 2013	/s/ Shekhar Wadekar
By: Shekhar Wadekar – CEO and Director

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 15, 2013, to stockholders of the Company by the Board of Directors of the Company to provide material information regarding corporate actions that have been approved by the written consent of the holders of the majority of the voting rights of our Common Stock.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE COMPANY’S ACTIONS HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company.

OUTSTANDING VOTING SECURITIES

The Company is currently authorized to issue up to 500,000,000 shares, of which 495,000,000 shares of a par value of $0.001 per share are designated Common Stock, and 5,000,000 shares of a par value of $0.001 are designated as preferred stock.  As of the Record Date, we had 244,288,724 shares of Common Stock issued and outstanding and 141 shares of preferred stock issued and outstanding, 90 shares of which are Series F Convertible Preferred Stock, which does not having voting rights, and 51 shares of Series H Convertible Preferred Stock.

Series H Preferred

The number, designation, rights, preferences and privileges of the Series H Preferred were established by the Board at a meeting on April 2, 2013.  The designation, rights, preferences and privileges that the Board established for the Series H Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on April 3, 2013. Among other things, the Certificate of Designation provides that each one share of Series H Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator.

At a meeting of the Board, the Board issued an aggregate of fifty one (51) shares of Series H Preferred to one individual, Shekhar Wadekar, Chief Executive Officer of the Company.  As a result of the voting rights granted to the Series H Preferred, the Series H Stockholder holds in the aggregate approximately 50.9989% of the total voting power of all issued and outstanding voting capital of the Company.

Pursuant to Delaware law, at least a majority of the voting equity of the Company, or at least 249,268,723 votes, are required to approve the Corporate Actions by written consent. The Series H Stockholder, which holds in the aggregate fifty one (51) shares of Series H Preferred, or 254,248,719 common votes from owning the Series H Preferred, and 25,995,344 shares of common stock, for a total of 280,244,063 votes or 56.2132% of the voting equity of the Company, has voted in favor of the Corporate Actions, thereby satisfying the requirement under Delaware law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series H Stockholder, the number of shares of Series H Preferred held by each Series H Stockholder, the total number of votes that the Series H Stockholder voted in favor of the Corporate Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series H Stockholder	Number of Shares of Series H Preferred held	Number of Votes held by such Series H Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Shekhar Wadekar	51	280,244,063	280,244,063	56.2132%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the Record Date, by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities.  Shares relating to options or warrants currently exercisable, or exercisable within 60 days of the record date, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 287,831,293 shares of common stock outstanding on May 10, 2013. Except as indicated by footnote and subject to the community property laws where applicable, the persons or entities named in the tables have sole voting and dispositive power with respect to all shares shown as beneficially owned by them. Except as otherwise noted in the tables below, the address of each person or entity listed in the table is c/o AccelPath, Inc. 352A Christopher Avenue, Gaithersburg, MD 20879.

	Number of Shares of Common Stock Beneficially Owned
Beneficial Owner of 5% or more	Shares		Percent

Khaldoon Aljerian King Saud University Faculty Housing Street 9 Villa 77 Riyadh, Kingdom of Saudi Arabia	21,498,120	(1)	7.47%

Southridge Partners II, LP 90 Grove Street Ridgefield, CT 06877	21,763,341	(2)	7.56%

Directors and Executive Officers

Shekhar G. Wadekar, Chief Executive Officer, President and Director	37,875,344	(3)	13.16%

Bruce Warwick, Principal Financial Officer	1,320,000	(4)	*

Suren G. Dutia, Director	5,791,105	(5)	2.01	%(6)

F. Howard Schneider, Ph.D., Director	792,000	(5)	*

Directors and Executive Officers as a Group (4 Persons)	45,778,449	(6)	15.90%

_______________________

*

Less than 1%

(1)

Represents (i) 10,498,120 shares of common stock; (ii) a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.01 per share that was issued to Mr. Aljerian on February 17, 2012 in connection with a bridge financing; and (iii) 10,000,000 shares issuable upon conversion of the principal amount of $100,000 of a promissory note issued to Mr. Aljerian on February 17, 2012. The promissory note matures on August 16, 2013 and the entire principal amount of the note may be converted into shares of common stock at the election of Mr. Aljerian at any time. The number of shares into which the entire principal amount of the note may be converted into is determined by dividing the entire principal amount of the note outstanding by the closing bid price on the trading day immediately prior to the Company’s receipt of the conversion notice; provided that in no event shall the per share price be less than $0.01 per share. The Company has the option of paying the accrued and unpaid interest on the Note with shares of Common Stock at the closing bid price immediately prior to the due date. For purposes of the table, the calculation was based on a conversion price of $0.01 per share.

(2)

Stephen Hicks has voting and investment control over the securities held by Southridge Partners II, LP (“Southridge”) and disclaims beneficial ownership of such shares. As of April 16, 2013, Southridge holds four promissory notes in the aggregate outstanding principal amount of $270,902.22, which all mature on December 31, 2014. The notes bear interest at 5% per annum and Southridge has the option to convert all or a portion of the principal amount of such notes plus accrued interest into shares of the Company’s Common Stock at a per share conversion price equal to the then current market price multiplied by 0.5. Certain of the notes have a beneficial ownership limitation that restricts the holder from converting the note if the conversion would cause it to own more than 9.99%. The table does not reflect any shares of Common Stock that may be issuable upon conversion of the principal or accrued interest of the notes.

(3)

On April 6, 2011, Mr. Wadekar was granted an option to purchase 18,000,000 shares of our common stock at a purchase price of $0.065 per share, of which 5,940,000 vested on April 6, 2012, 5,940,000 vests on April 6, 2013 and 6,120,000 vests on April 6, 2014. The table reflects the portion of the option that vested on April 6, 2012 and April 6, 2013.

(4)

On April 6, 2011, Mr. Warwick was granted an option to purchase 2,000,000 shares of our common stock at a purchase price of $0.065 per share, of which 660,000 vested on April 6, 2012, 660,000 vests on April 6, 2013 and 680,000 vests on April 6, 2014. The table reflects the portion of the option that vested on April 6, 2012 and April 6, 2013.

(5)

On April 6, 2011, Messrs. Dutia and Schneider were each granted an option to purchase 1,200,000 shares of our common stock at a purchase price of $0.065 per share, of which 396,000 vested on April 6, 2012 and 396,000 vests on April 6, 2013 and 408,000 vests on April 6, 2014. The table reflects the portion of the options that vested on April 6, 2012 and April 6, 2013.

(6)

Includes shares held by Messrs. Wadekar, Warwick, Dutia and Schneider, including options to purchase an aggregate of 14,784,000 shares of our common stock.

PROPOSAL NO. 1:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Current Capitalization

Common Stock

The Company currently has 495,000,000 shares of common stock authorized, of which 244,288,724 shares were issued and outstanding as of the Record Date. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights. In the event of liquidation, dissolution or winding down of the Company, the holders of shares of common stock are entitled to share, pro rata, in all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

The Company’s Certificate of Incorporation authorizes it to issue up to 5,000,000 preferred shares, $.001 par value. Further, per the Certificate of Incorporation, as amended and restated, the Board of Directors is authorized, from time to time, to issue Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by resolution providing for the issue of such shares, the number of shares of such series, and the powers, designations, privileges, preferences, limitations, restrictions, price and relative rights of such series.

The Company has designated 300 shares of its preferred stock, $.001 par value as Series E 5% Convertible Preferred Stock (“Series E”), 100 of which were converted into shares of Common Stock and 200 of which were exchanged for convertible promissory notes. Currently, there are no shares of Series E outstanding.  Per the Certificate of Designation, the Series E shares that are converted into Common Stock are cancelled and return to undesignated preferred stock. As set forth in the Certificate of Designation, the Series E was convertible into Common Stock at any time at the option of the holder thereof.  The number of shares of Common Stock into which one share of Series E is convertible was determined by dividing $1,000 (the stated value) by $0.0444169850 per share.  The holders of Series E were entitled to receive cumulative dividends on the Series E at the rate per share (as a percentage of the stated value per share) equal to five percent (5%) per annum payable in cash.

The Company also has designated 1,250 shares of its preferred stock, $.001 par value as Series G Convertible Preferred Stock (“Series G”), none of which are outstanding. As set forth in the Certificate of Designation, the Series G is convertible into Common Stock at any time at the option of the holder thereof after six months from the date of issuance. After five years from the date of issuance or upon a change of control as defined in the Certificate of Designation, the Series G is automatically converted into shares of Common Stock. The number of shares of Common Stock into which one share of Series G is convertible is determined by dividing $1,000 (the stated value) outstanding by the closing bid price on the trading day immediately prior to the date of the conversion notice (the “Conversion Price”); provided that if the closing bid price on such trading day is less than $0.02 per share, then the Conversion Price shall be $0.02.

The Company has also designated 100 shares of its preferred stock $.001 par value as Series F Convertible Preferred Stock (“Series F”) and 90 of which are outstanding. As set forth in the Certificate of Designation, the Series F is convertible into Common Stock at any time at the option of the holder thereof.  The number of shares of Common Stock into which one share of Series F is convertible is determined by (i) dividing $1,000 (the stated value) outstanding by the closing bid price on the trading day immediately prior to the date of the conversion notice (the “Conversion Price”), and (ii) multiplying by ten; provided that if the closing bid price on such trading day is less than $0.02 per share, then the Conversion Price shall be $0.02.  Accordingly, the 100 shares of Series F Preferred authorized under the Certificate of Designation at a Conversion Price of $0.02 are currently convertible into 50,000,000 shares of Common Stock.

The Company has also designated 51 shares of its preferred stock $.001 par value as Series H Convertible Preferred Stock (“Series H”), all of which are outstanding. Each share of Series H is convertible into six shares of the Company’s common stock for a period of five years from the date of the issue. The conversion basis is not adjusted for any stock split or combination of the common stock. Each one (1) share of the Series H shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. The Company must at all times have sufficient common shares reserved to effect the conversion of all of the outstanding Series F and Series H. At the Record Date, the Company had 90 shares of Series F, and 51 shares of Series H outstanding.

Reasons for the Increase to Authorized Common Stock

The Company must increase the authorized shares to fulfill its obligations under certain financing agreements to avoid default, resulting liquidated damages and potential loss of Company assets under the security agreements with the investors. Further, the Board believes it is in the Company’s best interest to have additional shares of common stock authorized for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options. On a fully diluted basis, the Company could be obligated to issue more than its currently authorized amount of common stock.  The Company had 244,288,724 shares of common stock issued and outstanding at the Record Date out of 500,000,000 shares of common stock authorized. The increase in authorized shares has been determined by the Board to allow for these obligations and to provide for a sufficient amount of common stock to support its expansion and future financing activities, if any. Other than set forth in the above agreements, there are no present plans for significant future issuances. When the Board deems it to be in the best interest of the Company and stockholders to issue additional shares of common stock in the future from authorized shares, the Board will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation.

Procedure if Effected

The proposed increase in the number of authorized shares of the Company’s Common Stock would become effective immediately upon the filing of the Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the office of the Secretary of State of the State of Delaware. The Company expects to file the Amendment referenced in this proposal with the Secretary of State of the State of Delaware promptly after 20 calendar days after the mailing of the definitive Information Statement.

The Board has adopted a resolution to amend the Company’s Certificate of Incorporation to increase the authorized shares of Common Stock. As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Amendment.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)

Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on October 15, 2012;

(2)

Quarterly Report on Form 10-Q for the quarter year ended September 30, 2012, filed with the SEC on November 19, 2012;

(3)

Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, filed with the SEC on February 19, 2013;

(4)

Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2012, filed with the SEC  on February 25, 2013

You may request a copy of these filings, at no cost, by writing to the Company at 352A Christopher Avenue, Gaithersburg, Maryland 20879, or telephoning the Company at (240) 780-7138. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we receive contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will promptly deliver a separate copy of this document to you if you call or write to it at the following address or phone number: 352A Christopher Avenue, Gaithersburg, Maryland 20879, telephone: (240) 780-7138. If you want to receive separate copies of our proxy statements, information statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

APPENDIX

Appendix A – Proposed Certificate of Amendment to Certificate of Incorporation

By order of the Board of Directors,

Date: May 10, 2013	/s/ Shekhar G. Wadekar
Shekhar G. Wadekar
CEO and Director

APPENDIX A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

ACCELPATH, INC.

The corporation organized and existing under and by virtue of the General Corporation laws of the State of Delaware does hereby certify:

First: That the Board of Directors of AccelPath, Inc. (the “Corporation”) by written consent of its board members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended such that Article IV, Section 1 of the Corporation’s Certificate of Incorporation be deleted and replaced with the following:

“SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Ten Billion (10,000,000,000) of which 995,000,000 shares of a par value of $0.001 per share shall be designated “Common Shares,” and 5,000,000 shares of a par value $0.001 per share shall be designated “Preferred Shares.”

Second: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

Third: That aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of May, 2013.

By:
Shekhar G. Wadekar, Chief Executive Officer